SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 8, 2007


                              Tasty Baking Company
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                  (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                    1-5084               23-1145880
-------------------------------     --------------     -----------------------
(State or Other Jurisdiction of      (Commission          (I.R.S. Employer
      Incorporation or               File Number)        Identification No.)
       Organization)


       2801 Hunting Park Avenue, Philadelphia, Pennsylvania   19129

             (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (215) 221-8500
       ---------------------------------------------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

Lease for Relocation of Company's Philadelphia Operations

On May 8, 2007, Tasty Baking Company (the "Company") entered into an Industrial Lease Agreement (the "Bakery Lease") with Liberty Property/Synterra Limited Partnership ("Landlord") to relocate its Philadelphia, Pennsylvania operations to leased facilities at the Philadelphia Navy Yard. The Bakery Lease is for a 345,500 square foot building which is to be constructed by Landlord on approximately 25 acres (the "Land") that will house a new production facility and a warehouse and distribution center (the "Facility"). It is expected that the Facility will be completed in late 2009. The term of the Bakery Lease is for 26 years after completion of Landlord's construction of the Facility, with the right to extend for two (2) additional periods of ten (10) years each. The Minimum Annual Rent (as defined in the Bakery Lease) ranges from approximately $3.5 million (Year 2) to $7.2 million (Year 26) with no rental payments due for the first lease year. The Company is obligated to pay Annual Operating Expenses which are currently estimated to be approximately $0.7 million for the first lease year of the term. Since the Land is located in the Keystone Opportunity Industrial Zone ("KOIZ"), there will be no real estate taxes due until termination of the KOIZ term, which is anticipated to be 2018.

The Bakery Lease contains various additional provisions such as an expansion right and a right of first offer in favor of the Company to purchase the entire 25 acre parcel together with the Facility. In addition, the Bakery Lease is contingent upon and subject to termination by:

     (A) Landlord in the event (i) Landlord does not obtain, within 60 days of execution of the Bakery Lease, an executed Sales and Development Agreement for the Land from the Philadelphia Authority for Industrial Development ("PAID") and (ii) Landlord does not obtain, on or before June 30, 2007, a commitment for certain funding, including funding under the Redevelopment Assistance Capital Program and several other funding programs from the Commonwealth of Pennsylvania or funding from the United States Economic Development Administration, or

     (B) Landlord or Company in the event the Company does not (i) receive, on or before June 30, 2007, commitments from (a) the Philadelphia Industrial Development Corporation ("PIDC") for funding in the amount of $12 million,
     (b) the Commonwealth of Pennsylvania's Machinery and Equipment Loan Fund Program for funding in the amount of $10 million, and (c) the Commonwealth of Pennsylvania's Opportunity Grant Program aggregating $0.6 million and
     (ii) close, on or before July 30, 2007, a credit facility, in the amount of $100 million.

Upon any such termination, however, the Company is obligated to reimburse Landlord for all hard and soft costs incurred, or required to be incurred, by

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Landlord  with  respect to work on the  Facility.  Finally,  the Bakery Lease is contingent upon the Landlord's being granted all easements necessary for Landlord to construct and provide rail service to the Premises.

The Facility is expected to replace the Company's current manufacturing facility located at 2801 Hunting Park Avenue, Philadelphia, and also accommodate the Company's current distribution operations taking place at 3413 Fox Street, Philadelphia. The Bakery Lease also requires that the parties enter into an office lease for a facility to be located in the Navy Yard, which is expected to be used for the Company's corporate offices currently housed at 3413 Fox Street (the "Office Lease"). (The Bakery Lease and Office Lease are collectively referred to as the "Lease")

The Company also has entered into a 16-year Improvements Agreement with Landlord for $9.5 million in tenant improvements. The Improvements Agreement requires no payments in the first year of occupancy and then requires equal monthly installments of $0.1 million over the remainder of the term. Additionally, the Company is obligated initially to provide a $1 million Letter of Credit to the Landlord to secure the Company's obligations under the Bakery Lease and Improvements Agreement, which amount which will increase to $8 million by the beginning of 2009 and will then decrease during each of the last 10 years. In connection with the Lease, Liberty Property Limited Partnership, an entity related to the Landlord, has guaranteed to the Company the Landlord's timely completion of construction of the Facility.

Funding for Leased Facilities

In order to finance the costs related to the Facility and the Lease and to refinance the Company's existing revolving credit facilities, the Company signed a commitment letter with Citizens Bank of Pennsylvania ("Citizens") with respect to new secured credit facilities aggregating $100 million ("Credit Facilities"). Pursuant to the commitment letter (i) RBS Securities Corporation ("RBS"), an affiliate of Citizens, will act as the lead arranger for the Credit Facilities, and (ii) Citizens will act as sole administrative agent and sole collateral agent. The Company also anticipates receiving a $10 million loan from the Commonwealth of Pennsylvania's Machinery and Equipment Loan Fund ("MELF") and has been approved by a resolution of the board of PIDC for a $12 million loan from PIDC to fund equipment purchases and relocation costs for the Facility.

The Credit Facilities are anticipated to consist of a (i) $55 million equipment line of credit ("Equipment Line"), (ii) $35 million working capital revolver ("Working Capital Revolver"), and (iii) $10 million low-interest loan from Citizens in partnership with the Commonwealth of Pennsylvania (the "Commonwealth"). Citizens provided a $50 million commitment for its portion of the Credit Facilities. In addition, RBS received commitment letters from Bank of America ($30 million) and Sovereign Bank ($20 million) to become members of the bank group and complete the funding of the Credit Facilities. Between the date of this filing and the execution of the documentation for the Credit Facilities, other lenders may join the bank group and, as a result, the funding allocation among the members of the funding group may vary from their current commitments. All of these commitments are subject to execution of final loan documentation satisfactory to the Company and the banks.

The Equipment Line provides for up to $55 million in financing based on real estate and equipment valuations. The Equipment Line will accrue interest only for the first 3 years followed by a conversion of the outstanding balances to a Mortgage Term Loan and an Equipment Term Loan each with 2 year terms. The
Mortgage Term Loan will be secured by certain real property and will be amortized based on a 25 year amortization schedule. The Equipment Term Loan will be secured by participating in the blanket lien on the Company's assets and will be amortized based on a 15 year amortization schedule. The Working Capital Revolver has a 5 year term which is subject to renewal in conjunction with the Mortgage Term Loan and the Equipment Term Loan. The interest rates for the Equipment Line and the Working Capital Revolver are indexed to the prime rate or LIBOR (at the option of the Company) based upon the Company's ratio of debt to EBITDA, with a margin of between 0-75 basis points above the prime rate or 75-275 basis points above LIBOR. Additionally, the Company will be required to enter into an interest rate swap on up to 50% of the projected outstanding amount of the Equipment Line prior to closing on the Credit Facilities. The $10 million low-interest loan from Citizens in partnership with the Commonwealth will be amortized over 10 years and has a 5 year term with a fixed interest rate of 5.5% and is subject to renewal with the Credit Facilities at the expiration of the initial 5 year term. The Company has also agreed to pay certain fees to Citizens in connection with the Credit Facilities.

The Credit Facilities will be secured by a first priority lien on all of the assets of the Company and its subsidiaries. The commitments provide, among other things, that the closing on the Credit Facilities is subject to closing on the other $22 million of public funding (PIDC and MELF) and includes conditions customary to similar loan transactions. The definitive credit agreements are expected to contain affirmative and negative covenants customary in credit facilities of this type and are expected to be executed on or before the expiration of the commitments on July 30, 2007.

It is anticipated that the $12 million of PIDC funds (i) will be drawn down during the 3 year construction period of the Facility, (ii) will amortized over 10 years at below market interest rates (4.5%) with the amortization period to begin at approximately the same time as the amortizations in the Credit Facilities, and (iii) will be secured by a second blanket lien on the Company's assets. It is also anticipated that the $10 million of MELF loans (i) will be drawn as two $5 million loans with interest only for the first two years after each loan is drawn at a rate of 5% (ii) will be amortized based on a 10 year amortization schedule after the first two years, (iii) will be secured by a first and second lien position on certain pieces of equipment acquired with the MELF loans, and (iv) will be drawn during the construction period of the Facility to fund deposits and progress payments on the equipment.

The Company's receipt of the funding for its relocation plan outlined above and the equipment purchases contemplated by it is subject to various conditions and requirements imposed by the lenders. There can be no assurance that the Company will satisfy each such condition and thereby obtain all of the loan funds it is seeking. If any substantial portion of the expected loans is not made available to the Company, it may not be able to proceed with its relocation plan.

Item 2.02.  Results of Operations and Financial Condition

On May 9, 2007, the Company announced its unaudited financial results for the first quarter ended March 31, 2007. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 2.02 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 2.05.  Costs Associated with Exit or Disposal Activities

To date the Company has not incurred any material obligations in connection with the relocation of its manufacturing, warehouse and office facilities as described in Item 1.01 above related to one-time termination benefits, contract termination costs or other associated costs as described in FASB Statement of Accounting Standards No.146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). At this time the Company is not able either to estimate, or to provide a meaningful range of estimates, for costs associated with exit or disposal activities as defined under SFAS 146 or for charges which will result in future cash expenditures. The Company will file an amended report on Form 8-K under Item 2.05 within four business days of the time at which the Company determines an estimate or meaningful range of estimate with respect to the cost of exit and disposal activities.

Item 2.06.   Material Impairments

As part of the commitment to the plan to relocate the Company's Philadelphia operations, the Company re-evaluated the long-lived assets utilized in its Philadelphia operations for potential impairment or other treatment in accordance with FAS 144. Based on this re-evaluation, the long-lived assets utilized in the Company's Philadelphia operations have not suffered impairment and as such, the estimated fair value of the long-lived assets continues to exceed the carrying amount of such assets.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing the Bakery Lease, dated May 9, 2007, is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item
7.01.  The  information  disclosed in this Item 7.01 of this  Report,  including
Exhibit 99.2 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 9.01 Financial Statements and Exhibits.

       (d)   The following exhibits are filed herewith:

                Exhibit 99.1     Press Release dated May 9, 2007
                Exhibit 99.2     Press Release dated May 9, 2007


"SAFE HARBOR  STATEMENT" UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including without limitation, the costs to lease and fit-out the new facility and relocate thereto, the risk of business interruption while transitioning to the new facility, the risk of successfully obtaining the necessary financing in the amounts and within the time periods contemplated by the company, the possible disruption of production efficiencies arising out of the Company's announcement of a reduction in workforce, the costs and availability of capital to fund the new facilities and the equipment for the new facilities, the success of marketing and sales strategies and new product development, the ability to successfully enter new markets, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the Company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the Company will successfully meet all conditions of the lease or the financing described herein, or that the change to the new manufacturing facility will be successful. The Company assumes no obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TASTY BAKING COMPANY
                                                (Registrant)


      Date:  May 9, 2007                        /s/David S. Marberger
                                                ---------------------
                                                   David S. Marberger
                                                   Executive Vice President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX


     Exhibit                            Description
     -------                            -----------

      99.1                              Press Release dated May 9, 2007
      99.2                              Press Release dated May 9, 2007